JetBlue Airways Investor Relations
Amy Carpi
Cindy England
(203) 669-3191
ir@jetblue.com

Investor Update
October 24, 2006

This investor update provides our updated investor guidance for the fourth quarter ending December 31, 2006 and full year 2006.

Current News:

JetBlue has recently announced and/or launched service to the following new city pairs:

City Pair	Frequency	Start Date
JFK – Charlotte, NC	4x	July 12, 2006
Syracuse – Orlando, FL	1x	July 20, 2006
JFK – Raleigh-Durham, NC	4x	July 20, 2006
JFK – Washington, D.C./Dulles	6x	August 17, 2006
JFK – Nashville, TN	3x	August 31, 2006
JFK – Houston, TX	3x	September 7, 2006
JFK – Aruba	1x	September 15, 2006
JFK – Sarasota, FL	1x	September 21, 2006
JFK – Tucson, AZ	1x	September 28, 2006
JFK – Columbus, OH	4x	October 3, 2006
Washington, D.C./Dulles – Palm Beach, FL	1x	October 3, 2006
BOS – Raleigh-Durham, NC	1x	October 18, 2006
BOS – Columbus, OH	1x	October 18, 2006
JFK – Cancun, Mexico	1x	November 30, 2006
BOS – San Juan, Puerto Rico	1x	December 13, 2006

JetBlue was recently named ‘‘Best Domestic Airline’’ for the fifth year in a row in the Conde Nast Traveler's Readers' Choice Awards.

Additionally, Frommer's Budget Travel magazine recently awarded JetBlue its ‘‘Extra Mile Award,’’ recognizing ‘‘JetBlue's efforts to make long flights more enjoyable, in particular the Bliss Spa kits and self-serve snack pantries, which we believe genuinely improves travelers' quality of life.’’

Growth Update:

We recently underwent an extensive analysis of the company's growth plan and determined to reduce our current rate of growth over the next three years. We will continue to evaluate market opportunities to determine the precise delivery schedule of both our E190 and our A320 aircraft and the best means of achieving a slower rate of growth. Our preliminary estimate for 2007 ASM growth is between 14 and 17 percent. Details will be available at a later point in time.

Capacity Growth:
(Year over year percentage growth range)

	Fourth Quarter 2006	Full Year 2006	Full Year 2007*
Available seat miles (ASMs)	13-15%	19-21%	14-17%

*Preliminary estimate

ASMs by Aircraft Type as a Percentage of Total ASMs:

	Fourth Quarter 2006 (quarter average)		Full Year 2006 (full year average)
	A320	E190	A320	E190
Estimated ASMs by Aircraft Type as a Percentage of Total ASMs:	92%	8%	95%	5%

Our average stage length is projected to be approximately 1,100 miles in the fourth quarter of 2006 versus 1,324 miles in the same prior year period and approximately 1,200 miles for the full year 2006 versus 1,358 miles for full year 2005.

Aircraft Delivery Schedule:

As of September 30, 2006, our firm aircraft orders consisted of 87 Airbus A320 aircraft, 80 EMBRAER 190 aircraft and 32 spare engines, which includes an April 2006 amendment to our Airbus A320 purchase agreement that deferred the delivery of 12 aircraft from 2007 through 2009 to 2011 through 2012.

	A320	Committed Financing		E190	Committed Financing
		Mortgage	Sale/Leaseback		Mortgage	Sale/Leaseback
Q406	5*	4	—	5**	—	5
Total at Year End	99*	73	25	26**	1	25

* Assuming the previously announced sale of three A320 aircraft closes during the fourth quarter, we anticipate a net addition of two Airbus A320 aircraft during the fourth quarter, for a total number of A320 operating aircraft at year end of 96.

** We anticipate the addition of only two EMBRAER 190 aircraft into operation during the fourth quarter, for a total number of operating E190 aircraft at year end 2006 of 23.

Passenger Revenue per Available Seat Mile (PRASM):
(Year over year percentage improvement)

Estimated Fourth Quarter 2006	21-23%
Estimated Full Year 2006	12-14%

Stock Option Expense:

We estimate that our stock compensation expense under FAS 123(R) will be approximately $5 million in the fourth quarter of 2006 and will total approximately $21 million for the full year 2006.

Fuel Hedges:

We have entered into advanced fuel derivative agreements to reduce our exposure to fluctuations in fuel price. As of October 24, 2006, our advanced fuel derivative agreements for 2006 are as follows:

	Gallons (Est % of consumption)	Price
Q406	61 million (63%)	— 19% in heat collars with the average cap at
     $2.31/gal and the average put at $1.93/gal
— 31% in heat swaps at an average of $1.92/gal
— 13% in crude caps with upside protection
beginning at $67/bbl and capped at $86/bbl
Q107	43 million (40%)	— 21% in heat collars with the average cap at $2.35/gal and the average put at $1.95 gal — 19% in heat swaps at an average of $1.81/gal
Q207	25 million (21%)	— 11% in heat collars with the average cap at $2.33/gal and the average put at $1.95/gal — 10% in crude collars with the average cap at $74/bbl and the average put at $59/bbl
Q307	13 million (11%)	— 11% in crude collars with the average cap at $74/bbl and the average put at $59/bbl

	Fourth Quarter 2006	Full Year 2006
Estimated Fuel Gallons Consumed	97 million	376 million
Estimated Average Fuel Price per Gallon, Net of Hedges	$1.94	$2.00

Cost per Available Seat Mile (CASM) at Assumed Fuel Cost:
(Estimated year over year percentage increases)

	Fourth Quarter 2006	Full Year 2006
Estimated CASM	6-8%	13-15%

Cost per Available Seat Mile (CASM) Excluding Fuel:
(Estimated year over year percentage increases)

	Fourth Quarter 2006	Full Year 2006
Estimated Ex-fuel CASM	5-7%	6-8%

Operating Margin:
(Estimated operating margin range)

	Fourth Quarter 2006	Full Year 2006
Estimated Operating Margin Range	6.0 – 8.0%	4.0 – 6.0%

Income (Loss) Before Income Taxes:
(Estimated pre-tax margin range)

	Fourth Quarter 2006	Full Year 2006
Estimated Pre-tax Margin Range	1.0% – 3.0%	(1.0) – 1.0%

Tax Rate:

For the third quarter, we have assumed a year-to-date tax rate of 13%. However, our actual tax rate in both the fourth quarter and the full year 2006 will likely differ significantly due to the non-deductibility of certain items for tax purposes and the relationship of these items to our operating results for the quarter, whereby their impact is exaggerated as the company's pre-tax income moves closer to zero.

Weighted Average Shares Outstanding:

Share count estimates for calculating basic and diluted earnings per share are as follows:

Fourth Quarter 2006		Full Year 2006
Diluted	Basic	Diluted	Basic
181.7 m.	176.4 m.	177.8 m.	175.0 m.

These share count estimates assume no stock price appreciation, but are based on several assumptions, including the number of shares outstanding. The number of shares used in our actual earnings per share calculation will likely be different from those stated above.

Capital Expenditures:
(in millions)

	9/30/06 YTD	2006 Estimated
Aircraft and pre-delivery deposits	$ 811	$ 1,126
Non-aircraft	$ 67	$ 117
Total	$ 878	$ 1,243

This investor update contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward looking statements due to many factors, including, without limitation, our extremely competitive industry; increases in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy, including the integration of the EMBRAER 190 aircraft into our operations; our significant fixed obligations; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; our reliance on automated systems and technology; our being subject to potential unionization; our reliance on a limited number of suppliers; changes in or additional government regulation; changes in our industry due to other airlines' financial condition; and external geopolitical events and conditions. Further information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to, the Company's 2005 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this update.